UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2026

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, West Virginia 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $2.50 Par Value	CHCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Election of Directors

On April 29, 2026, City Holding Company (“the Company”) issued a news release, attached as Exhibit 99.1, announcing election of B. Scott Raynes to its Board of Directors (“Board”) at the 2026 Annual Meeting of Shareholders.

There is no arrangement or understanding with any person pursuant to which Mr. Raynes was elected as a member of the Board. Compensatory arrangements for Mr. Raynes will be consistent with the previously disclosed standard arrangements for non-employee directors of the Company, as described on page 14 of the Company’s proxy statement for its 2026 Annual Meeting of Shareholders filed with the Commission on March 27, 2026, which disclosure is incorporated herein by reference.

City National Bank of West Virginia, a Company affiliate, also elected Mr. Parsons to its Board of Directors effective April 29, 2026.

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 29, 2026, City Holding Company (the “Company”) held its 2026 Annual Meeting of Shareholders (“2026 Annual Meeting”) in Cross Lanes, WV. The Company’s Board of Directors fixed the close of business on March 16, 2026, as the record date for the determination of shareholders entitled to notice and vote at the 2026 Annual Meeting. As of March 16, 2026, there were 14,366,784 issued and outstanding shares of Common Stock (exclusive of 4,694,764 shares held as treasury stock which were not voted). A total of XXXXXXXXXXX shares of common stock were voted in person or by proxy, representing XXXX% percent of the shares entitled to be voted. Following are the final voting results on the matters considered and voted upon at the 2026 Annual Meeting, all of which are described in the Proxy Statement for the 2026 Annual Meeting.

Proposal 1—Election of Directors.

The Company’s shareholders elected four nominees to serve as Class III Directors each for a three-year term expiring at the 2029 Annual Meeting of Shareholders and one nominee to serve as a Class II Director for a two-year term expiring at the 2028 Annual Meeting of Shareholders.

	Class	For	Against	Abstain	Broker Non-Vote

Robert D. Fisher	III
Charles R. Hageboeck	III
James M. Parsons	III
Javier A. Reyes	III
B. Scott Raynes	II

Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm.

The Company’s shareholders ratified, on an advisory basis, the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2026.

For	Against	Abstain	Broker Non-Vote

Proposal 3—Non-Binding Advisory Vote to Approve Executive Compensation.

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers disclosed in the Proxy Statement for the 2026 Annual Meeting.

For	Against	Abstain	Broker Non-Vote

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release issued April 29, 2026 – City Holding Company Elects B. Scott Raynes to Board of Directors

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 29, 2026	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Executive Vice President & Chief Financial Officer